MERGER AGREEMENT

         Agreement dated June 30, 2001, by and among GourmetMarket.com, Inc., a Delaware corporation (the "Company"), FP Acquisition Corp., a Florida corporation and wholly owned subsidiary of the Company ("Acquisition Sub"); Williams Software, Inc., a Florida corporation d/b/a FirstPop Technologies Inc. ("FirstPop")

                                    RECITALS

         WHEREAS, the parties intend that, subject to the terms and conditions hereinafter set forth, Acquisition Sub will merge with and into FirstPop in a reverse triangular merger (the "Merger"), with FirstPop to be the surviving corporation of the Merger, all pursuant to the terms and conditions of this Agreement and the applicable provisions of the Florida Business Corporation Act (the "FBCA"). The Merger is intended to be treated as a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), by virtue of the provisions of Section 368(a)(2)(E) of the Code; and

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                            INCORPORATION OF RECITALS

         All of the recitals set forth above are incorporated herein by reference.

                                   ARTICLE II
                                   DEFINITIONS

         The following terms, as used herein, have the following meanings:

         2.1 "Affiliate" of a Person means a Person, who directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such person.

         2.2 "Agreement" has the meaning set forth in the introductory paragraph.

         2.3 "Closing" has the meaning set forth in Section 3.3.

         2.4 "Closing Date" has the meaning set forth in Section 3.3.

         2.5 "Common Stock" means the voting common stock of the Company.

         2.6 "Company" means GourmetMarket.com, Inc.

         2.7 "Conversion Shares" means the shares of Common Stock issuable upon conversion of the Notes.

         2.8 "Effective Time" means the time indicated in the Articles of Merger when the merger pursuant hereto shall become effective for corporate law purposes.

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         2.9 "Environmental Permits" means federal, state and local governmental liens, permits and other authorizations and approvals, whether foreign or domestic, which relate to the business of a Person as it may be affected by the environment, or to public health and safety, or worker health and safety, as they may be affected by the environment.

         2.10 "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

         2.11 "FirstPop Stockholders" means all of the common stockholders of FirstPop as of the date of this Agreement.

         2.12 "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

         2.13 "Intellectual Property" has the meaning set forth in Section 4.13.

         2.14 "Leases" and "Lease" have the meanings set forth in Section 4.12.

         2.15 "Licenses and Permits" has the meaning set forth in Section 4.6.

         2.16 "Material Contract" means each contract, agreement or commitment of a Person other than Leases:

                  (a) upon which any substantial part of such Person's business is dependent or which, if breached, could reasonably be expected to affect, materially and adversely, the earnings, assets, financial condition or operations of the business of such Person;

                  (b) which provides for aggregate future payments of more than $10,000, except for purchase orders or sale orders arising in the ordinary and usual course of business, in which case they are listed only if any party thereto is obligated to make payments pursuant thereto aggregating more than $20,000;

                  (c) which extends for more than one year from the date hereof and is not cancelable by either party on 30 days' notice;

                  (d) which provides for the sale, after the date hereof and other than in the ordinary course of business, of any of its assets;

                  (e) which relates to the employment, retirement or termination of the services of any officer of former officer; or

                  (f) which contains covenants pursuant to which any other Person has agreed not to compete with any business conducted by such Person or not to disclose to other information concerning such Person.

         Collectively, the material contracts of such Person are referred to as "Material Contracts."

         2.17 "Note" means the convertible notes of the Company issued at the Effective Time as payment of the merger consideration.


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

         2.18 "Pension Plans" means all employee benefit plans and programs including, without limitation, all retirement, savings and other pension plans.

         2.19 "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a governmental or political subdivision or an agency of instrumentality thereof.

         2.20 "Real Property" means all of the real property, together with the fixtures and other improvements located thereon and the appurtenances thereto, owned by a Person.

         2.21 "Securities Act" means the Securities Act of 1933, as amended.

         2.22 "FirstPop Financial Statements" has the meaning set forth in
Section 4.8.

         2.23 "FirstPop Stock" means all of the capital stock of FirstPop issued and outstanding on the Closing Date.

         2.24 "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Internal Revenue Code section 59A), customs duties, capital stock, franchise profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         2.25 "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         2.26 "Welfare Plans" means all health, severance, insurance, disability and other employee welfare plans.

                                   ARTICLE III
                                     MERGER

         3.1 Merger. On the terms and subject to the conditions contained in this Agreement, at the Effective Time, the Acquisition Sub shall be merged with and into FirstPop and the separate corporate existence of Acquisition Sub shall thereupon cease. FirstPop shall be the Surviving Corporation in the Merger and shall be a wholly-owned subsidiary of the Company. The separate corporate existence of the Company, with all its rights, privileges, powers and franchises, shall continue unaffected by the Merger. The Merger shall have the effects specified in the FBCA. From and after the Effective Time, FirstPop is sometimes referred to herein as the "Surviving Corporation."

         3.2 Certificate of Merger. On the Closing Date, the parties hereto shall cause the Certificate of Merger (the "Articles of Merger"), meeting the requirements of Section 607.1105 of the FBCA, to be properly executed and filed in accordance with the FBCA. The Merger shall be effective, for corporate law purposes, at the Effective Time.

         3.3 Closing. The closing of the purchase and sale contemplated herein (the "Closing") shall take place at the offices of the Company, 7000 W. Palmetto Park Road, Suite 501, Boca Raton, Florida 33433, on or about July 12 , 2001 (the "Closing Date"), or at another time or location mutually agreeable to the parties, but not later than July 20 , 2001, which latter time shall be of the essence.

         3.4 Officers. The officers of the Surviving Corporation at the Effective Time shall be as follows:

                  President - James Baker
                  Vice President and Secretary-- David Smith

         Such persons will hold office until their successors are duly elected or appointed and qualify in the manner provided in the Articles of Incorporation or Bylaws of the Company or as otherwise provided by law, or until their earlier death, resignation or removal.

         3.5 Directors. (a) The directors of the Surviving Corporation at the Effective Time shall be as follows:

         David Smith
         James Baker

         The directors of the Surviving Corporation will serve until their successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation or Bylaws of the Company or as otherwise provided by law, or until their earlier death, resignation or removal.

         (b) Promptly after the Effective Time, James Baker and Guenther Reibling shall be elected to the Board of Directors of the Company.

         3.6 Articles of Incorporation; Bylaws. The Articles of Incorporation of the FirstPop in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation. The Bylaws of FirstPop in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

         3.7 Conversion of FirstPop Shares. At Closing there shall be (i) [43,670,773] shares of Common Stock of FirstPop issued and outstanding, and (ii) no shares of Preferred Stock of FirstPop issued and outstanding. At the Effective Time, as a result of the Merger, each issued and outstanding share of Common Stock of FirstPop shall be converted into $.0069 principal amount of Notes. The Notes shall be convertible into an aggregate of 6,745,000 shares of the Company's common stock, to be convertible at such time as the Company has completed its reverse stock split and has sufficient authorized common stock available.

         3.8 FirstPop Options. At Closing, each outstanding option for the purchase of FirstPop Common Stock shall be cancelled and options for the purchase of the Company's Common Stock shall be issued in accordance with
Schedule 3.8 to this Agreement. All options of the Company or First Pop that are granted in connection with the Merger shall have an exercise price of $1.20 per share (post-split).


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

         3.9 Shares Restricted. The Notes and the Conversion Shares shall be "restricted" shares within the meaning of Securities and Exchange Commission Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act"), and accordingly the certificate or certificates representing such shares shall bear a legend substantially in the form of Section 6.5 restricting their transfer. The Conversion Shares shall be restricted for sale for a period of two years. After one year, Conversion Shares may be sold with the written consent of the Company's board of directors, which shall have the sole discretion to release the restriction on resale during such period.

         3.10 No Representation of Value. FirstPop hereby confirms that neither the Company nor any officer, director or shareholder of the Company, or any agent of or professional employed by either of them, has made any representation to FirstPop or any of the FirstPop Stockholders as to the present or future value of the Company's Common Stock or any other securities of the Company, nor has the Company or any such person made any representation with respect to the ability of the FirstPop Stockholders to sell all or any part of the Notes and/or Conversion Shares at any price, nor that an active or liquid trading market in the Company's Common Stock will develop or continue in the future. Further, FirstPop hereby confirms its understanding that the future bid or ask price of the Company's Common Stock may not bear any relationship to the net tangible book value, of the Company's Common Stock and, further, may be unrelated to any other generally accepted method of valuation of the Company's shares.

         3.11 Deliveries at Closing by FirstPop. At Closing, FirstPop an/or the FirstPop Stockholders shall deliver to the Company:

         (a) the stock books, stock ledgers, minute books and seals of FirstPop;

         (b) a current certificate of good standing for FirstPop issued by the Florida Secretary of State;

         (c) a balance sheet (including schedules of cash on hand and accounts receivable and payable) dated as of Closing in a form satisfactory to the Company;

         (d) written consents to any Material Contracts that may be required;

         (e) copies of all Material Contracts;

         (f) certificates representing all outstanding shares of FirstPop stock;

         (g) such state tax clearances as the Company may request;

         (h) certificate executed by the Secretary of FirstPop certifying (i) that attached are true, correct, and complete copies of FirstPop's certificate of incorporation; (ii) that attached are true, correct, and complete copies of the resolutions adopted by the board of directors of FirstPop authorizing the Merger and that such resolutions have not been amended, repealed or otherwise modified; and (iii) as to the signatures and incumbency of all offices executing this Agreement on behalf of FirstPop; and

         (i) all other items required to be delivered by FirstPop or FirstPop Stockholders to the Company at or prior to Closing under this Agreement as reasonably requested by the Company.

         At Closing FirstPop's existing option holders shall deliver their option agreements to the Company in exchange for options issuable to them by the Company in accordance with Section 3.5.

         3.12 Deliveries at Closing by the Company.

         At Closing, the Company shall deliver to FirstPop, or the FirstPop Stockholders, as appropriate:

         (a) The Company's Notes issued in the names of the FirstPop Stockholders individually;

         (b) A current Certificate of Good Standing for the Company issued by the Secretary of State of Delaware;

         (c) Certificate executed by the Secretary of the Company certifying (i) that attached are true, correct and complete copies of the Company's certificate of incorporation; and (ii) as to the signatures and incumbency of all officers executing this Agreement on behalf of such entity;

         (d) Certificate executed by the Secretary of Acquisition Sub certifying that attached are true, correct and complete copies of the resolutions adopted by the board of directors of Acquisition Sub authorizing the Merger and that such resolutions have not been amended, repealed, otherwise modified; and

         (e) All other items required to be delivered by the Company to FirstPop or the FirstPop shareholders at or prior to closing under this Agreement, as reasonably requested by FirstPop.

         3.13 Warrants. The FirstPop Stockholders will be issued Warrants to purchase up to 5% of the Company's common stock, outstanding immediately following the Closing Date and upon completion of the $2 million private placement, for an aggregate exercise price of $1,000,000. The actual number of shares and exercise price will be computed subsequent to such events. The warrants will expire June 30, 2002.

         3.14 Management Shares. Upon execution of a noncompetition agreement satisfactory to the Company, James Baker, Noel Guillama and David Smith shall each receive 525,000 shares of the Company's common stock, which shares shall vest over 36 months in equal monthly installments. If the executive resigns or is terminated with or without cause, then the non-vested shares shall be allocated to the remaining executives. Such shares will have certain restrictions as described in Sections 3.9 and 6.4 of this Agreement.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF FIRSTPOP

         FirstPop represents and warrants the following:

         4.1 Organization, Qualification. FirstPop is a corporation duly organized, validly existing and in good standing under the laws of Florida and has corporate power and authority to own all of its properties and assets and to carry on its business as it is presently being conducted. FirstPop is duly qualified and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary except in those jurisdictions where the failure to be duly qualified and in good standing would not have a material adverse effect on FirstPop or the business conducted by it. FirstPop has heretofore delivered to the Company complete and correct copies of the Articles of Incorporation and Bylaws of FirstPop, as currently in effect, and of its authority to do business in those states where such qualification is necessary.

         4.2 Capitalization of FirstPop. The authorized capital stock of FirstPop consists of 100,000,000 shares of Common Stock, par value $.001 per share, of which, as of the date hereof, 43,670,773 shares are validly issued and outstanding, fully paid and nonassessable, and were not issued in violation of any preemptive rights. There are no outstanding options and/or warrants for the purchase of FirstPop's Common Stock other than set forth on Schedule 4.2.

         4.3 Consents and Approvals. Except as set forth in Schedule 4.3, there is no requirement (i) applicable for FirstPop to make any filing with, or to obtain any permit, authorization, consent or approval of, any public body as a condition to the consummation of the Merger nor (ii) that any party to any Material Contract of FirstPop, or any license or permit for the use of Intellectual Property of FirstPop or loan agreement to which FirstPop is a party or by which it is or was bound, consent to the execution of this Agreement by FirstPop or to the consummation of the Merger.

         4.4 Non-Contravention. Except as set forth in Schedule 4.4, the execution and delivery by FirstPop of this Agreement do not, and the consummation of the Merger will not, (i) violate or result in a breach of any provision of the Certificate of Incorporation or Bylaws of FirstPop, (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which FirstPop is a party or by which the Company or the business conducted by it may be bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to FirstPop or to the business conducted by FirstPop, excluding from the foregoing clauses (ii) and (iii) such defaults and violations as would not have a material adverse effect on FirstPop .

         4.5 Name. FirstPop has the right to use the name FirstPop.com.

         4.6 Licenses and Permits. The term "Licenses and Permits" as used herein means federal, state and local governmental licenses, permits, approvals and authorizations, whether foreign or domestic, other than Environmental Permits. FirstPop has all of the Licenses and Permits required to conduct its business as it is presently being conducted, all of which are in full force and effect. No written notice of a violation of any such License or Permit has been received by FirstPop, or, to the knowledge of FirstPop, threatened, and no proceeding is pending or, to the knowledge of FirstPop, threatened, to revoke or limit any of them. FirstPop has no reason to believe that any of its Licenses and Permits in effect on the date hereof will not be renewed or can not be assumed by the Company at or after Closing without material interruption in the Company's ability to lawfully carry on the business of FirstPop after Closing.

         4.7 Compliance with Laws. To the best of FirstPop's knowledge FirstPop has operated its business in compliance with all laws, regulations, orders, policies, guidelines, judgments or decrees of any federal, state, local or foreign court or governmental authority applicable to it or its business including, without limitation, those related to antitrust and trade matters, civil rights, zoning and building codes, public health and safety, worker health and safety and labor and nondiscrimination, the failure to comply with which could reasonably be expected to affect, materially and adversely, the earnings, assets, financial condition or operations of FirstPop. Except as is disclosed in
Schedule 4.7, FirstPop has not received any notice alleging non-compliance with any of the aforementioned laws, regulations, policies, guidelines, orders, judgments or decrees.

         4.8 Financial Statements. FirstPop has previously furnished to the Company true and complete copies of unaudited financial statements of FirstPop for the twelve months ended December 31, 2000 and the three months ended March 31, 2001 (collectively called the "FirstPop Financial Statements"). The FirstPop Financial Statements fairly represent the financial position of FirstPop as of such dates and the results of its operations and changes in financial position for such periods. FirstPop has also furnished to the Company a statement of cash on hand, accounts receivable and accounts payable dated no earlier than April 30, 2001, which statement FirstPop represents is a true and complete accounting of the matters to which it pertains, as of the date reflected therein. FirstPop has previously furnished to the Company true and complete copies of FirstPop's federal income tax return for the calendar year ended December 31, 2000.

         4.9 Litigation. Except as set forth in Schedule 4.9, there are no actions, suits, claims, investigations or proceedings (legal, administrative or arbitrative) pending or, to the knowledge of FirstPop, threatened, against FirstPop, whether at law or in equity and whether civil or criminal in nature, before any federal, state, municipal or other court, arbitrator, governmental department, commission, agency or instrumentality, domestic or foreign, nor are there any judgments, decrees or orders of any such court, arbitrator, governmental department, commission, agency or instrumentality outstanding against FirstPop which have, or if adversely determined could reasonably be expected to have, a material adverse effect on the earnings, assets, financial condition or operations of the business conducted by FirstPop, or which seek specifically to prevent, restrict or delay consummation of the Merger or fulfillment of any of the other conditions of this Agreement.

         4.10 No Undisclosed Liabilities. Except as set forth in Schedule 4.10, FirstPop does not have any material liabilities or obligations, whether absolute, accrued, contingent or otherwise, including, without limitation, any uninsured liabilities which were not accrued or reserved against in the FirstPop Financial Statements other than those incurred in the ordinary course of business or which in the aggregate do not or cannot reasonably be expected to have a material adverse effect upon the earnings, assets, financial condition or operations of FirstPop.

         4.11 Title to Properties. FirstPop does not own any Real Property. FirstPop has good title to all of the personal property, tangible and intangible, owned by it, free and clear of any liens, charges, pledges, security interest or other encumbrances other than those reflected in Schedule 4.11.

         4.12 Leases. Schedule 4.12 sets forth a complete and correct list of each agreement to lease into which FirstPop has entered, whether as a lessor or lessee, which relates to either real or personal property, other than monthly leases of personal property which may be canceled upon not more than 60 days notice or require the payment of not more than $100 per month. The agreements listed in Schedule 4.12 are referred to herein as the "Leases" (each, a "Lease"). Except as set forth in Schedule 4.12, FirstPop has not breached any Lease and in no event has occurred which, with the giving of notice or the passage of time or both, would cause a default under, or permit the termination, modification or acceleration of any such Lease by any party thereto. Complete copies of all of the Leases have been delivered to the Company.

         4.13 Intellectual Property. Schedule 4.13 sets forth a schedule of FirstPop' s Intellectual Property. The term "Intellectual Property" as used herein means the rights of the owner thereof in all trade names, trademarks and service marks, patents, patent rights, copyrights, whether domestic or foreign, (as well as applications, registrations or certificates for any of the foregoing), inventions, trade secrets, proprietary processes, software and other industrial and intellectual property rights. FirstPop owns or is licensed or otherwise has the right to use all of the Intellectual Property that is being used in its business as it is presently being conducted. There is no claim, suit, action or proceeding, pending or, to the knowledge of FirstPop, threatened, against FirstPop asserting that its use of any Intellectual Property infringes the rights of any third party or otherwise contesting FirstPop's rights with respect to any Intellectual Property, and no third party is known to FirstPop to be infringing upon the rights of FirstPop in the Intellectual Property of FirstPop. All patents, registrations and certificates issued by any governmental agency relating to the Intellectual Property of FirstPop are valid and subsisting and have been properly maintained.

         4.14 Material Contracts. Schedule 4.14 sets forth a complete and correct list of each Material Contract of FirstPop. Except as set forth in
Schedule 4.14, all of the Material Contracts of FirstPop are in full force and effect and to the knowledge of FirstPop there has not occurred, with respect to any such Material Contract, any default or event of default, which, with or without due notice of with the lapse of time, or both, would constitute a default or event of default on the part of FirstPop or, to the knowledge of FirstPop, any other party thereto. Complete copies of all the Material Contracts of FirstPop have been delivered to the Company.

         4.15 Condition of Tangible Assets. The tangible personal property that belongs to FirstPop shall be operable on the Closing Date. In all other respects, such property shall be accepted by the Company in "as is, where is" condition.

         4.16 Insurance. Schedule 4.16 sets forth FirstPop's insurance policies, copies of which have already been delivered to the Company.

         4.17 Labor Matters. There are no collective bargaining agreements covering employees of FirstPop. There are no controversies pending or, to the knowledge of FirstPop, threatened between FirstPop and any of its employees which affect, or can reasonably be expected to affect, materially and adversely, its earnings, assets, financial condition or operations of the business conducted by FirstPop, or relate to any specific effort to prevent, restrict or delay consummation of the Merger.

         4.18 Employee Benefit Plans.

                  (a) Schedule 4.18 sets forth FirstPop's Pension Plans, Welfare Plans or other employee benefit plans that are maintained by FirstPop with respect to its employees, copies of which have already been delivered to the Company. At time of Closing, all such plans shall be in effect.

                  (b) FirstPop has not incurred any material liability to the PBGC under Section 4001, et seq. of ERISA and no condition exists that could reasonably be expected to cause FirstPop to incur any such liability. Any premium payable to the PBGC has been paid when due.

         4.19 Tax Matters.

                  (a) The provisions made for taxes in the FirstPop Financial Statements are sufficient for the payment of all Taxes of FirstPop, whether or not disputed, which are properly accruable. There are no agreements by FirstPop for the extension of time, or waiver of any statute of limitations, for the assessment of any taxes, and all taxes due and payable by FirstPop on or before the date of this Agreement have been paid or provided for, and are not delinquent, except as otherwise provided in Schedule 4.19.

                  (b) FirstPop has filed all Tax Returns that it is required to have filed. All such Tax Returns were correct and complete in all respects. No claim has ever been made by an authority in a jurisdiction where FirstPop does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no liens on any of the assets of FirstPop that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (c) FirstPop has withheld and paid all Taxes required to have been withheld and paid through May 31, 2001, in connection with the amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

                  (d) FirstPop does not expect any authority to assess any additional Taxes for any period for which Tax Returns have been filed. Except as set forth in Schedule 4.19, there is no dispute or claim concerning any Tax liability of FirstPop either claimed or raised by any authority in writing. FirstPop has delivered to the Company correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by FirstPop since its incorporation.

         4.20 Finders. No broker, finder or investment banker is entitled to any fee or commission from FirstPop for services rendered on behalf of FirstPop in connection with the transactions contemplated by this Agreement, except as otherwise provided in Schedule 4.20.

         4.21 Full Disclosure. None of the representations and warranties of FirstPop which are made in Article IV of this Agreement contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         4.22 Insider Interests. Except as listed in Schedule 4.22 no officer, director, or Affiliate of FirstPop (i) has any agreement with FirstPop, or (ii) has any interest, direct or indirect, in any property, real or personal, tangible or intangible, including, without limitation, Intellectual Property, used in or pertaining to the business of FirstPop, except as a stockholder or employee of FirstPop, or (iii) directly or indirectly owns any interest in or controls or is an employee, agent, member, principal, officer, director, or partner of, or participant in, or consultant to any corporation, partnership, limited liability company, sole proprietorship, limited partnership, joint venture, association, or other entity which is a competitor, supplier or customer, of FirstPop.

         4.23 Insider Transactions. Schedule 4.23 sets forth a correct and complete statement of (a) the amounts and other essential terms of indebtedness or other obligations, liabilities or commitments (contingent or otherwise) of FirstPop to or from any past or present officer, director, employee, partner or stockholder thereof or any person related to, controlled by or under common control of any of the foregoing and (b) all transactions, together with their essential terms, between such persons and FirstPop.

         4.24 Books and Records. The books of account and other financial and corporate records of FirstPop are in all material respects complete and correct, are maintained in accordance with good business practices, and are accurately reflected in the FirstPop Financial Statements. The minute books of FirstPop as previously made or to be made available to the Company contained accurate records of all meetings.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                       OF THE COMPANY AND ACQUISITION SUB

         The Company represents and warrants as of the date of execution of this Agreement and as of Closing as follows:

         5.1 Organization, Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of Florida and Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has corporate power and authority to own all of its properties and assets and to carry on its business as it is presently being conducted. The Company is duly qualified and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary except in those jurisdictions where the failure to be duly qualified and in good standing would not have a material adverse effect on the Company or the business conducted by it. Acquisition Sub has been formed for the sole purpose of effecting the Merger and, except as contemplated by this Agreement, Acquisition Sub has not conducted any business activities and does not have any material liabilities or obligations. The Company has delivered to FirstPop complete and correct copies of its Certificate of Incorporation and Bylaws as currently in effect.

         5.2 Capitalization of the Company.

                  (a) The authorized capital stock of the Company consists of
(i) 100,000,000 shares of Common Stock, $.001 par value, of which approximately 53,000,000 shares will issued and outstanding on the Closing Date, and (ii) 10,000,000 shares of preferred stock $.001 par value, none of which are issued or outstanding.

                  (b) The Company has outstanding $400,000 of convertible notes issued in the TargitMail transaction, which are convertible into 10,400,000 shares of Common Stock (post-split) and $60,000 of convertible notes, which are convertible into 6,000,000 shares of Common Stock.

                  (c) Other than the foregoing, there are no options, warrants, convertible debt or other rights to acquire any equity interest in the Company, whether upon exchange for or conversion of other securities or otherwise, outstanding, nor shall any be granted prior to the Effective Time. The Company will promptly notify FirstPop if the above information in this Section 5.2 changes prior to Closing.

         5.3 Consents and Approvals. There is no requirement applicable for the Company to make any filing with, or to obtain any permit, authorization, consent or approval of, any public body as a condition to the consummation of the Merger, nor is there any requirement that any party to any Material Contract of the Company, or any license or permit for the use of Intellectual Property of the Company or loan agreement to which the Company is a party, or by which it is bound, consent to the execution of this Agreement by the Company or the consummation of the Merger.

         5.4 Non-Contravention. The execution and delivery by the Company of this Agreement does not, and the consummation of the Merger will not, (i) violate or result in a breach of any provision of the Certificate of Incorporation or Bylaws of the Company, (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which the Company is a party or by which the Company or the business conducted by it may be bound, or
(iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or to the business conducted by the Company, excluding from the foregoing clauses (ii) and (iii) such defaults and violations as would not have a material adverse effect on the Company.

         5.5 Corporate Authority and Resolutions. The Boards of Directors of the Company and Acquisition Sub each have adopted resolutions authorizing the execution of this Agreement by each entity as of the date hereof and shall adopt such additional resolutions as may be necessary authorizing the execution of documents and Closing by the Company and/or Acquisition Sub, as the case may be, as contemplated by this Agreement.

         5.6 Validity of Securities to be Issued. The Notes and the Conversion Shares have been duly authorized as required under all applicable laws and, upon conversion the Notes pursuant to the terms of such Notes, will be validly issued, fully paid and non-assessable, and not subject to any preemptive rights.

         5.7 Current Information. The Company has previously delivered to FirstPop and its shareholders (a) true and complete copies of the Company's audited financial statements for the fiscal year ended December 31, 2000; and
(b) certain other non-public information relating to the business and affairs of the Company, which information, should it be available, the Company will continue to furnish to FirstPop until the Closing. The Company has also advised FirstPop that the Company is subject to the periodic reporting filing requirements of the Securities Exchange Act of 1934 and that its filed reports may be found on the Commission's website at www.sec.gov or may be obtained directly from the Company. The financial information with respect to the Company included in its audited and unaudited financial statements described in this
Section 5.7 fairly represents the financial condition of the Company for the periods for which such financial statements were prepared.

         5.8 Authorizations of Transactions; Securities Compliance. The Notes are, and the issuance of the Conversion Shares will be, exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and shall have been exempt or registered or qualified under the securities or blue sky laws of all those states that may require it for issuance at Closing.

         5.9 No Registration Rights. There is no agreement granting or providing for registration rights with respect to the shares to be delivered to FirstPop shareholders pursuant to this Agreement.

         5.10 No Brokers or Commissions. Other than MCG Partners, the Company has not engaged any broker, finder or similar individual in connection with the Merger.

         5.11 Binding Agreement. The execution, delivery and performance by the Company and Acquisition Sub of this Agreement and the other instruments contemplated by this Agreement have been duly authorized by all necessary corporate action of the Company and Acquisition Sub, as the case may be. This Agreement has been duly executed and delivered to FirstPop by the Company and Acquisition Sub and constitutes the legal, valid and binding agreement of each of the Company and Acquisition Sub enforceable in accordance with its terms.

         5.12 No Violation. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time or both, violate, contravene or conflict with or result in a breach of or constitute a default under (i) any writ, order, judgment or decree of any court arbitrator or governmental agency applicable to the Company, (ii) the Certificate of Incorporation or Bylaws of the Company; (iii) any contract, lease or other agreement to which the Company is a party or by which the Company is bound; or (iv) to the best knowledge of the Company, any law, rule or regulation applicable to the Company.

         5.13 Litigation. Except as previously disclosed to FirstPop, there are no actions, suits, claims, investigations or proceedings (legal, administrative or arbitrative) pending or, to the knowledge of the Company, threatened, against the Company, whether at law or in equity and whether civil or criminal in nature, before any federal, state, municipal or other court, arbitrator, governmental department, commission, agency or instrumentality, domestic or foreign, nor are there any judgments, decrees or orders of any such court, arbitrator, governmental department, commission, agency or instrumentality outstanding against the Company which have, or if adversely determined could reasonably be expected to have, a material adverse effect on the earnings, assets, financial condition or operations of the business conducted by the Company, or which seek specifically to prevent, restrict or delay consummation of the sale of the Merger or fulfillment of any of the other conditions of this Agreement.

         5.14 Compliance with Laws; Regulatory Matters. The Company is in compliance in all material respects with all laws, rules and regulations, all orders, directives and supervisory letters of, and all agreements, memoranda of understanding or similar arrangements with, regulatory authorities and all other legal requirements applicable to the Company or the Company's businesses; and the Company is not subject to any order, directive or supervisory letter of, or agreement, memorandum or understanding or similar arrangement (including board resolutions adopted at the request of regulatory authority) with, any regulatory authority restricting its operations or, restricting it from taking any action or requiring that certain actions be taken, and the Company has no knowledge that any such order, directive, supervisory letter, agreement, memorandum or understanding or similar arrangement is threatened, contemplated or under consideration by any regulatory authority.

                                   ARTICLE VI
                           INVESTMENT REPRESENTATIONS

         FirstPop has informed each FirstPop stockholder, as follows:

         6.1 No Representations as to Profit or Loss. No representation or warranty of any kind has been made by the Company or its officers, directors, shareholders or agents to any FirstPop Stockholder with respect to the profit or loss that may be realized, if any, as a result of the Merger or the acquisition of the Company's securities, nor as to any other matter except as expressly set forth in this Agreement.

         6.2 Shares Not Registered. Each FirstPop Stockholder understands that the Notes and the Conversion Shares have not been registered under the Securities Act nor under the securities laws of any state in reliance on exemptions therefrom for non-public offerings, and further understand that the Notes and the Conversion shares have not been approved or disapproved by the Securities and Exchange Commission, nor has any state securities administrator or agency passed on the accuracy or adequacy of any written information provided by the Company.

         6.3 Investment Intent. The FirstPop Stockholder is acquiring the shares in the Company for their own account for investment purposes only and not with a view to the sale or other distribution thereof, in whole or in part.

         6.4 Legend. The Notes and the Conversion Shares shall have the following restrictive legend:

         The securities represented by this certificate have not been registered under the Securities Act of 1933 and are "restricted securities" as that term is defined in Rule 144 under the Act. The securities may not be sold or offered for sale except pursuant to an effective registration statement under the Securities Act of 1933 or an opinion of counsel for the corporation that registration is not required under such Act.

         The shares shall be subject to further restrictions contained in the Agreement and Plan of Merger dated June 30, 2001 by and among GourmetMarket.com, Inc., Williams Software, Inc. and FP Acquisition Corp.

                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS

         7.1 Conduct of Business by FirstPop and the Company.

         (a) FirstPop warrants and represents that from the date hereof until the Closing, FirstPop will (a) conduct its business only in the ordinary and usual course and in a manner consistent with past practices, (b) maintain in good repair, at its expense, all of its properties, and (c) use its best efforts to preserve its relationship with suppliers, customers, dealers and others having business relationships with FirstPop. FirstPop will notify the Company of any emergency or material change in the normal conduct of the business or operations of FirstPop, the threat of or initiation of any material litigation against FirstPop, and the initiation of any investigation of FirstPop by any party, whether private or governmental.

         (b) The Company warrants and represents that from the date hereof until the Closing, the Company will (a) conduct its business only in the ordinary and usual course and in a manner consistent with past practices, (b) maintain in good repair, at its expense, all of its properties, and (c) use its best efforts to preserve its relationship with suppliers, customers, dealers and others having business relationships with the Company. The Company will notify FirstPop of any emergency or material change in the normal conduct of the business or operations of the Company, the threat or initiation of any material litigation against the Company, and the initiation of any investigation of the Company by any party, whether private or governmental.

         7.2 Investigation of Business and Properties; Additional Data. From the date hereof until the Closing, FirstPop and the Company shall each afford the other and their attorneys, accountants, financial advisors and other representatives complete access at all reasonable times to their offices, and to their officers, employees, properties, contracts, and books and records. In addition, FirstPop and the Company shall furnish to each other such financial, operating and additional data as they may reasonably request concerning the business, operations, properties and personnel of either of them.

         7.3 Efforts to Consummate. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate, as promptly as practicable, the transactions contemplated hereby, including, but not limited to, the obtaining of all necessary consents, waivers, authorizations, orders and approvals of third parties, whether private or governmental, required of it to enable it to comply with the conditions precedent to consummating the transactions contemplated by this Agreement. Each party agrees to cooperate fully with the other party in assisting it to comply with this Section. Notwithstanding the foregoing, neither party shall be required to initiate any litigation, make any substantial payment or incur any material economic burden, except for a payment otherwise required of it, to obtain any consent, waiver, authorization, order or approval, and if, despite such efforts, either party is unable to obtain any consent, wavier, authorization, order of approval the other party may terminate this Agreement and shall have no liability therefor.

         7.4 Further Assurances. The parties will use reasonable efforts to implement the provisions of this Agreement, and for such purpose, the parties will, at the request of any other party, at or after the closing, without further consideration, promptly execute and deliver, or cause to be executed and delivered, such additional documents as any other party may reasonably deem necessary or desirable to implement any provision of this Agreement.

         7.5 Expenses. Whether or not the Merger is consummated all expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such expenses.

                                  ARTICLE VIII
               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

         The following are certain conditions precedent to the obligation of the Company to consummate the Merger, which conditions must be fulfilled (or waived in writing by the Company) on or before the Closing Date.

         8.1 Accuracy of Representations and Warranties. The representations and warranties of FirstPop herein contained shall be true on and as of Closing with the same force and effect as though made on and as of Closing, except as affected by transactions contemplated hereby and except to the extent that such representations and warranties were made as of a specified date and as to such representations and warranties the same shall have been true as of the specified date.

         8.2 Absence of Default. No condition or event which constitutes an event of default hereunder by FirstPop or which, after notice and lapse of time, or both, would constitute an event of default hereunder by FirstPop shall have occurred and be continuing.

         8.3 Absence of Material Damage to or Expropriation of Property. Between the date of this Agreement and the Closing, there shall not have occurred (1) any material casualty to any facility, property, equipment or inventory owned or leased by FirstPop, or (2) any material condemnation, seizure, expropriation or liquidation by any governmental authority or any officer or instrumentality thereof of facilities, property, equipment or inventory owned or leased by FirstPop.

         8.4 Absence of Liens. There will have been no liens recorded after the execution of this Agreement but prior to Closing with respect to any personal, real or mixed property owned by FirstPop.

         8.5 Actions, Proceedings, Etc. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall have been satisfactory to and approved by counsel for the Company in the exercise of reasonable discretion, and such counsel shall have been furnished with such certified copies of actions and proceedings and such other instruments and documents as they shall have reasonably requested.

         8.6 Satisfaction with Respect to Financial Condition and Performance. The Company must be satisfied that each and every representation made by FirstPop regarding the Financial Statements and the financial condition of FirstPop shall be true, complete and accurate in all material respects as of Closing. Without limiting the foregoing, the Company must be satisfied that: (i) the FirstPop Financial Statements shall have been prepared on an accrual basis of accounting, consistent with prior years; and (ii) except as specifically disclosed in the Financial Statements, there has been no distribution to shareholders or others or bonuses made to employees.

         8.7 Continuity of Business Relationships. The Company shall be satisfied that FirstPop's customer, vendor, financial institution(s), insurance carrier and employee relations are satisfactory at Closing.

         8.8 Delivery of Certificates. The FirstPop Stockholders shall have delivered the FirstPop Stock and all other documents required to be delivered pursuant to Section 3.12. FirstPop shall provide to the Company all the necessary consents to this Agreement and the Merger that the Company may reasonably require.

         8.9 Current Assets. First Pop shall have provided the Company with evidence that it has raised $300,000 of cash from existing shareholders and that such funds are in the Company's bank accounts.

                                   ARTICLE IX
         CONDITIONS PRECEDENT TO THE FIRSTPOP STOCKHOLDER'S OBLIGATIONS

         The following are certain conditions precedent to the FirstPop's obligation to consummate the Merger, which conditions must be fulfilled (or waived in writing by FirstPop) on or before the Closing Date.

         9.1 Accuracy of Representations and Warranties. The representations and warranties of the Company herein contained shall be true on and as of Closing with the same force and effect as though made on and as of Closing, except as affected by transactions contemplated hereby and except to the extent that such representations and warranties were made as of a specified date and as to such representations and warranties the same shall have been true as of the specified date.

         9.2 Absence of Default. No condition or event which constitutes an event of default hereunder by the Company or which, after notice and lapse of time, or both, would constitute an event of default hereunder by the Company shall have occurred and be continuing.

         9.3 Absence of Material Damage to or Expropriation of Property. Between the date of this Agreement and the Closing, there shall not have occurred (1) any material casualty to any facility, property, equipment or inventory owned by the Company, or (2) any material condemnation, seizure, expropriation or liquidation by any governmental authority or any officer or instrumentality thereof of facilities, property, equipment or inventory owned by the Company.

         9.4 Actions, Proceedings, Etc. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall have been satisfactory to and approved by counsel for FirstPop, and such counsel shall have been furnished with such certified copies of actions and proceedings and such other instruments and documents as they shall have reasonably requested.

         9.5 Satisfaction with Respect to Financial Condition and Performance. FirstPop must be satisfied that each and every representation made by the Company regarding the financial condition of the Company shall be true, complete and accurate in all material respects as of Closing.

         9.6 Continuity of Business Relationships. FirstPop shall be satisfied that the Company's customer, vendor, financial institution(s), insurance carrier and employee relations are satisfactory at Closing.

         9.7 Corporate Authority and Resolutions of the Company. The Company shall have delivered to FirstPop resolutions of its Board of Directors authorizing the Merger, the issuance of the Notes and the execution of this Agreement.

         9.8 Delivery of the Notes. The Company shall have delivered the Notes to FirstPop.

                                    ARTICLE X
                                 INDEMNIFICATION

         10.1 The Company's Right to Indemnification. The FirstPop Stockholders undertake and agree, severally, to hold the Company harmless against any and all losses, costs, liabilities, claims, obligations and expenses, including reasonable attorneys' fees, incurred or suffered by the Company arising from (i) the breach, misrepresentation or other violation of any covenant, warranty or representation of or by FirstPop contained in this Agreement, and (ii) all liabilities of FirstPop not disclosed in writing to the Company prior to the execution of this Agreement. This indemnity provision shall survive Closing for a period of one (1) year.

         10.2 FirstPop's Right to Indemnification. The Company undertakes and agrees to hold the FirstPop Stockholders harmless against any and all losses, costs, liabilities, claims, obligations and expenses, including reasonable attorneys' fees incurred or suffered by the FirstPop Stockholders arising from the breach, misrepresentation or other violation of any covenant, warranty or representation of or by the Company contained in this Agreement. This indemnity provision shall survive Closing for a period of one (1) year.

         10.3 Procedure. If any claim or proceeding covered by the foregoing agreements to indemnify and hold harmless shall arise, the party who seeks indemnification (the "Indemnified Party") shall give written notice thereof to the other party (the "Indemnitor") promptly (but in no event more than ten (10) days) after it learns of the existence of such claim or proceeding. Any claim for indemnification hereunder shall be accompanied by evidence demonstrating the Indemnified Party's right or possible right to indemnification, including a copy of all supporting documents relevant thereto. The Indemnitor shall have the right to employ counsel reasonably acceptable to the Indemnified Party to defend against any such claim or proceeding, or to compromise, settle or otherwise dispose of the same; provided, however, that no settlement or compromise shall be effected without the consent of the Indemnified Party, which consent shall not be unreasonably withheld, and provided further that in the event the Indemnified Party does not consent to a bona fide offer of settlement made by a third party and the settlement involves only the payment of money, then the Indemnitor may, in lieu of payment of such settlement to such third party, pay such amount to the Indemnified Party. After the payment to the Indemnified Party, the Indemnitor shall have no further liability with respect to such claim or proceeding and the Indemnified Party shall assume full responsibility to defend the same. After notice from the Indemnitor to the Indemnified Party of its election to assume the defense of such claim or proceeding, the Indemnitor shall not be liable to the Indemnified Party under this paragraph for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; provided, however, that the Indemnified Party shall have the right to employ counsel to represent it if, in the Indemnified Party's reasonable judgment, it is advisable for the Indemnified Party to be represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Indemnified Party. The parties will fully cooperate in any such action, making available to each other books or records for the defense of any such claim or proceeding. If the Indemnitor fails to acknowledge in writing its obligation to defend against or settle such claim or proceeding within ten (10) days after receiving notice of the claim or proceeding from the Indemnified Party (or such shorter time specified in the notice as the circumstances of the matter may dictate), the Indemnified Party shall be free to dispose of the matter, at the expense of the Indemnitor (but subject to the Indemnitor's right subsequently to contest through appropriate proceedings its obligation to provide indemnification), in any way which the Indemnified Party deems in its best interest.

         10.4 Limitations on Indemnification Rights. Other than the payment of costs of defense in accordance with Section 10.3, indemnification shall be due only to the extent of the loss or damage actually suffered (i.e., reduced by any offsetting or related asset or service received and by any recovery from any third party, such as an insurer), net after the amount equal to any reduction in federal, state or local income, franchise or other taxes occasioned by such loss or damage (even though the tax return by which such reduction would have been realized is not yet due), but including an amount equal to any increase in federal, state and local income, franchise or other taxes occasioned by the indemnification payment and then only to the extent of the excess over the Agreed De Minimis Amount (hereinafter defined). The Indemnitor shall be subrogated to all rights of the Indemnified Party against any third party with respect to any claim for which indemnification is paid. Notwithstanding the foregoing, the Indemnitor shall not be liable to the Indemnified Party for any individual misrepresentation, breach of warranty or violation of covenant where the otherwise indemnifiable amount does not exceed $5,000 and, as regards all such indemnifiable misrepresentations or breaches of warranty that do not exceed $5,000, the Indemnitor shall not be liable except to the extent that the aggregate amount thereof exceeds $5,000 (such sum being herein referred to as the "Agreed De Minimis Amount").

                                   ARTICLE XI
                               GENERAL PROVISIONS

         11.1 Expenses. Each party shall pay its own expenses incident to the negotiation and preparation of this Agreement and the transactions contemplated hereby. All other recording costs for bills of sale and other instruments of transfer, and all stamp, sales, use and transfer taxes in connection with the purchase and sale of shares shall be paid by the transferring party.

         11.2 Notices. All notices, requests, demands and other communications pertaining to this Agreement shall be in writing and shall be deemed duly given when delivered personally with a receipt, when delivered by an overnight courier service or mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

                  (a)      To the Company:  GourmetMarket.com, Inc.
                                            7000 W. Palmetto Park Road Suite 501
                                            Boca Raton, Florida   33433

                           With a copy to:  Michael D. Karsch, Esquire
                                            7000 W. Palmetto Park Road Suite 501
                                            Boca Raton, Florida   33433

                  (b)      To FirstPop:     Williams Software, Inc.
                                            1350 East Newport Drive Suite 206
                                            Deerfield Beach, Florida 33433

                           With a copy to:  John Bosen, Esq.
                                            Watson & Bosen
                                            75 Congress Street, Suite 211
                                            Portsmouth, NH   03802

         11.3 Certain Breaches. Neither party shall have any liability to the other party with respect to a breach by a party of which the other party has received written notice at or prior to Closing.

         11.4 Prior Negotiations. This Agreement supersedes in all respects all prior and contemporaneous oral and written negotiations, understandings and agreements between the parties with respect to the subject matter hereof. All of said prior and contemporaneous negotiations, understandings and agreements are merged herein and superseded hereby.

         11.5 Entire Agreement; Amendment. This Agreement and the Exhibits to this Agreement set forth the entire understanding between the parties in connection with the transaction contemplated herein, there being no terms, conditions, warranties or representations other than those contained herein, referenced herein or provided for herein. Neither this Agreement nor any term or provision hereof may be altered or amended in any manner except as an instrument in writing signed by the party against whom the enforcement of any such change is sought.

         11.6 Exhibits. The Exhibits attached hereto or referred to herein are a material part of this Agreement, as if set forth in full herein.

         11.7 Severability. If any term of this Agreement is illegal or enforceable at law or in equity, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. Any illegal or unenforceable term shall be deemed to be void and of no force and effect only to the minimum extent necessary to bring such term within the provisions of any applicable law or laws and such term, as so modified, and the balance of this Agreement shall then be fully enforceable.

         11.8 Survival of Representations and Warranties. Unless otherwise specifically noted herein, the several representations, warranties and covenants of the parties contained herein shall survive the closing for a period of one
(1) year from the Closing Date. Thereafter neither party shall have any liability to the other based upon any of the representations, warranties and covenants set forth herein.

         11.9 Waiver. Unless otherwise specifically agreed in writing to the contrary: (i) the failure of any party at any time to require performance by another party of any provision of this Agreement shall not affect such party's right thereafter to enforce the same, (ii) no waiver by either party of any default by the other shall be taken or held to be a waiver by such party of any other preceding or subsequent default, and (iii) no extension of time granted by any party for the performance of any obligation or act by the another party shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

         11.10 Number and Gender. Whenever the context so requires, words used in the singular shall be construed to mean or include the plural and vice versa, and pronouns of any gender shall be construed to mean or include any other gender or genders.

         11.11 Headings and Cross-References. The headings of this Agreement are included for convenience of reference only, and shall in no way limit or affect the meaning or interpretation of the specific provisions hereof. All cross-references to paragraphs herein shall mean the paragraphs of this Agreement unless otherwise stated or clearly required by the context. All references to Exhibits herein shall mean the Exhibits to this Agreement. Words such as "herein" and "hereof" shall be deemed to refer to this Agreement as a whole and not to any particular provision of this Agreement unless otherwise stated or clearly required by the context.

         11.12 Choice of Laws. This Agreement is to be construed and governed by the laws of the State of Florida, except for the choice of law rules utilized in that jurisdiction.

         11.13 Arbitration. Any dispute arising under or related to this Agreement that the parties are unable to resolve by themselves shall be settled by arbitration in Palm Beach County, Florida, by a panel of three arbitrators. The parties shall each designate one disinterested arbitrator and the two arbitrators so designated shall select the third arbitrator. The persons selected as arbitrators need not be professional arbitrators, and persons such as accountants, appraisers and bankers shall be acceptable. Before undertaking to resolve the dispute, each arbitrator shall be duly sworn faithfully and fairly to hear and examine the matters in controversy and to make a just award according to the best of his or her understanding. The arbitration hearing shall be conducted in accordance with the rules of the American Arbitration Association. The written decision of a majority of the arbitrators shall be final and binding on the parties. Costs and expenses of the arbitration proceeding shall be assessed between the parties in a manner to be decided by a majority of the arbitrators, and the assessment shall be set forth in the decision and award of the arbitrators. No action at law or suit in equity based upon any claim arising out of or relating to this Agreement shall be instituted in any court by a party against another except an action to compel arbitration pursuant to this paragraph, an action to enforce the award of the arbitration panel rendered in accordance with this paragraph, or a suit for specific performance as may be specifically provided herein.

         11.14 Successors. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

         11.15 Third Parties. Nothing in this Agreement, whether expressed or implied, is intended to (i) confer any rights or remedies on any person other than the parties and their respective successors and assigns, (ii) relieve or discharge the obligation or liability of any third party, or (iii) or give any third party any right of subrogation or action against any party hereto.

         11.16 Counterparts. This Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were on the same instrument. Each of the counterparts, when signed, shall be deemed to be an original, and all of the signed counterparts together shall be deemed to be one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date and year first above written.


WITNESS/ATTEST:                        GOURMETMARKET.COM, INC.,
                                       a Delaware corporation


                              By:  /s/ C. Lawrence Rutstein
------------------------               C. Lawrence Rutstein, Vice Chairman

                                       WILLIAMS SOFTWARE, INC., d/b/a FirstPop
                                       Technologies a Florida corporation


                              By:  /s/ James Baker
------------------------               James Baker, CEO

                                       FP ACQUISITION CORP.,
                                       a Florida corporation


                              By:  /s/ Michael Karsch
-----------------------                Michael D. Karsch, President